ROI Acquisition Corp
601 Lexington Avenue, 51st Floor
New York, NY 10022

May 20, 2013

Clinton Spotlight Master Fund, L.P.

601 Lexington Avenue, 51st Floor

New York, NY 10022

RE:	Common Stock Purchase Agreement (this “Agreement”)

Ladies and Gentlemen:

ROI Acquisition Corp., a Delaware corporation (the “Company”), is pleased to accept the offer that Clinton Spotlight Master Fund, L.P. (the “Purchaser”) has made to purchase 600,000 shares of common stock (the “Shares”), $0.0001 par value per share (the “Common Stock”) of the Company. The terms on which the Company is willing to sell the Shares to the Purchaser, and the Company and the Purchaser’s agreements regarding such Shares, are as follows:

1.                  Purchase of Shares. The Company hereby agrees to sell and issue the Shares to the Purchaser, and the Purchaser hereby agrees to purchase the Shares from the Company, on the terms and subject to the conditions set forth in this Agreement. Immediately prior to the Merger Effective Time (as defined in the Business Combination Agreement and Plan of Merger, dated as of January 31, 2013, by and among the Company and the other parties thereto, as amended from time to time (the transactions contemplated thereby, the “Proposed Business Combination”)) (but in any event solely upon, and immediately following, approval of the Proposed Business Combination and all other proposals which are preconditions thereto by the Company’s stockholders and public warrantholders at the Company’s special meeting in lieu of the 2013 annual meeting and special meeting of public warrantholders to take place on May 21, 2013), the Company shall deliver to the Purchaser a certificate registered in the Purchaser’s name representing the Shares, and the Purchaser shall deliver to the Company the aggregate sum of $6,000,000.00 (the “Purchase Price”) in cash.

2.                  Representations, Warranties and Agreements.

2.1              Purchaser’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Purchaser, the Purchaser hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1        No Government Recommendation or Approval. The Purchaser understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2        No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Purchaser, (ii) any agreement, indenture or instrument to which the Purchaser is a party or (iii) any law, statute, rule or regulation to which the Purchaser is subject, or any agreement, order, judgment or decree to which the Purchaser is subject.

2.1.3        Organization and Authority. The Purchaser is an exempted limited partnership organized under the laws of the Cayman Islands. The Purchaser is duly organized and validly existing under the laws of its jurisdiction of formation and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Purchaser, this Agreement is a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4        Experience, Financial Capability and Suitability. The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto. The Purchaser is aware its investment in the Company is a speculative investment that has limited liquidity, because there may never be an established market for the Company’s securities. The Purchaser has the financial capability for making the investment and the investment is a suitable one for the Purchaser. The Purchaser can, without impairing its financial condition, hold the Shares for an indefinite period of time and can afford a complete loss of the investment. The Purchaser acknowledges that the Company has urged the Purchaser to seek independent advice from professional advisors relating to the suitability of an investment in the Company and in connection with this Agreement, and that the Purchaser has sought and received such independent professional advice with respect to such investment and this Agreement or, after careful consideration, the Purchaser has determined to waive its right to seek and/or receive such independent professional advice.

2.1.5        Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Purchaser has relied solely on the Purchaser’s own knowledge and understanding of the Company and its business based upon the Purchaser’s own due diligence investigation and the information furnished pursuant to this paragraph. The Purchaser understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Purchaser has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6        Sophistication. The Purchaser represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder or similar exemptions under state law.

2.1.7        Investment Purposes. The Purchaser is purchasing the Shares solely for investment purposes, for the Purchaser’s own account and not for the account or benefit of any U.S. Person, and not with a view towards the distribution thereof and the Purchaser has no present arrangement to sell the Shares to or through any person or entity. The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. The Purchaser shall not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

2.1.8        Restrictions on Transfer; Shell Company. The Purchaser understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Purchaser understands that the certificates representing the Shares will contain a legend in respect of such restrictions. If in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. The Purchaser agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Purchaser may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Purchaser agrees not to resell the Shares. The Purchaser further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Purchaser for the resale of the Shares until one year following consummation of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”), despite technical compliance with the requirements of Rule 144.

2.1.9        No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Purchaser in connection with the transactions contemplated by this Agreement.

2.2              Company’s Representations, Warranties and Agreements. To induce the Purchaser to purchase the Shares, the Company hereby represents and warrants to the Purchaser and agrees with the Purchaser as follows:

2.2.1        Organization and Corporate Power. The Company is a corporation duly incorporated and validly existing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2        No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3        Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Purchaser will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions contained in the Lockup Agreement of even date herewith among the Company, the Purchaser and the other party thereto, (b) transfer restrictions under federal and state securities laws and (c) liens, claims or encumbrances imposed due to the actions of the Purchaser.

3.                  Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement and any other Company securities purchased on a private placement basis, the Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account (as such term is defined in the Investment Management Trust Agreement dated as of February 22, 2012 by and between the Company and Continental Stock Transfer & Trust Company, in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination. For purposes of clarity, in the event the Purchaser purchases Common Stock in the aftermarket, any additional shares so purchased shall be eligible to receive their pro rata portion of any liquidating distributions by the Company. However, in no event will the Purchaser have the right to redeem any Shares, or any shares of Common Stock purchased on a private placement basis or in the aftermarket, for funds held in the Trust Account upon the successful completion of a Business Combination.

4.                  Restrictions on Transfer.

4.1              Securities Law Restrictions. The Purchaser agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

4.2              Restrictive Legends. All certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THESE SECURITIES (i) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AGREEMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP AGREEMENT, EXCEPT IN ACCORDANCE WITH THE TERMS THEREOF.”

4.3              Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than shares, a spin-off, a share combination or division, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding issued shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 4 or into which such Shares thereby become convertible shall immediately be subject to this Section 4. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 4.

5.                  Other Agreements.

5.1              Further Assurances. The Purchaser agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.2              Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the first page of this Agreement or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the (5th) business day following the day such mailing is made.

5.3              Entire Agreement. This Agreement, together with (i) the Lockup Agreement of even date herewith among the Company, the Purchaser and Clinton Magnolia Master Fund, Ltd. and (ii) the Amended and Restated Registration Rights Agreement to be entered into in connection with the consummation of the Proposed Business Combination, embodies the entire agreement and understanding between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

5.4              Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

5.5              Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

5.6              Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

5.7              Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

5.8              Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the state of Delaware for agreements made and to be wholly performed within such state.

5.9              Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

5.10          No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.11          Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

5.12          No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement in such a way as to create any liability on the other; provided, however, that in the event of such a liability, each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

5.13          Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.14          Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.                  Voting of Shares. The Purchaser agrees to vote the Shares as well as any shares of Common Stock acquired on a private placement basis or in the aftermarket in favor of the Proposed Business Combination (if such shares are eligible to be voted).

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this agreement and return it to us.

Very truly yours,

ROI ACQUISITION CORP.

By:	/s/ Joseph A. De Perio
Name:	Joseph A. De Perio
Title:	President

Accepted and agreed as of the date first set forth above:

Clinton Spotlight Master Fund, L.P.

By: Clinton Group, Inc., its investment manager

By: /s/ Joseph A. De Perio
Name: Joseph A. De Perio
Title: Senior Portfolio Manager

Acknowledged and agreed as of

May 20, 2013:

everyware global, inc.

By: /s/ Kerri Love
Name: Kerri Love
Title:Senior Vice President, General Counsel and Secretary